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Exhibit 10.23

LIBERTY JUPITER, INC.
AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

        THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the "Agreement") is entered into this 21st day of May, 2004, by and among LIBERTY MEDIA INTERNATIONAL, INC., a Delaware corporation ("LMI"), LIBERTY MEDIA INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company ("LMINT LLC"), Robert R. Bennett ("Bennett"), Miranda Curtis ("Curtis"), Graham Hollis ("Hollis"), Yasushige Nishimura ("Nishimura"), Liberty Jupiter, Inc., a Delaware corporation (the "Corporation"), and, solely for the purposes of Section 9 of this Agreement, LIBERTY MEDIA CORPORATION, a Delaware corporation ("LMC"). Each of LMINT LLC, Curtis, Hollis, Nishimura and Bennett is referred to in this Agreement individually as a "Stockholder," and are referred to collectively in this Agreement as "Stockholders."

Recitals

        The Stockholders own all of the issued and outstanding Class A Shares, Class B Shares and Preferred Shares of the Corporation, as follows:

Stockholder	Class	Number of Shares	Percentage of Issued and Outstanding in Class
LMINT LLC	Class B Common	3,198.00000	100.0%
	Preferred	93,378.87298	100.0%
Bennett	Class A Common	180.00000	22.5%
Curtis	Class A Common	320.00000	40.0%
Hollis	Class A Common	200.00000	25.0%
Nishimura	Class A Common	100.00000	12.5%

        The parties to this Agreement other than LMI and LMINT LLC entered into a Stockholders' Agreement (the "Original Agreement") dated April 24, 2000 (the "Effective Date") to provide for certain conversion and repurchase rights and other matters relating to the relationship among them. The parties desire to substitute LMI for LMC and add LMINT LLC as parties and to amend and restate the provisions of the Original Agreement.

        In consideration of the mutual promises and covenants contained in this Agreement and intending to be legally bound, the parties agree that the Original Agreement shall be amended and restated in its entirety to provide as follows:

Agreement

        1. Definitions. The following terms, when used in this Agreement, have the meanings set forth below:

          (a)   "Affiliate" means, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Person.

          (b)   "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

          (c)   "Class A Shares" means Class A common stock, par value $.01 per share, of the Corporation and any security received in exchange or substitution for such stock.

          (d)   "Class B Shares" means Class B common stock, par value $.01 per share, of the Corporation and any security received in exchange or substitution for such stock.

          (e)   "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          (f)    "Conversion Notice" means a notice delivered to LMI or to an Investor pursuant to Section 3, specifying the number of Class A Shares the provider of such notice desires to convert to LBTYA Shares.

          (g)   "Converted Shares" has the meaning specified in Section 3(e).

          (h)   "Effective Date" has the meaning specified in the recitals to this Agreement.

          (i)    "Employing Group" means, as to Bennett, LMC and its Affiliates, and as to each of Hollis, Curtis and Nishimura, LMI and its Affiliates.

          (j)    "Investor" means each of Curtis, Hollis, Nishimura and Bennett.

          (k)   "LBTYA Share" means a share of Series A Common Stock, par value $.01 per share, of LMI and any security received in exchange or substitution for such a share.

          (l)    "Non-Vested Shares" has the meaning specified in Section 4(a) of this Agreement.

          (m)  "Person" means a human being or a corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated organization, association or other entity.

          (n)   "Preferred Shares" means shares of preferred stock, $.01 par value per share, of the Corporation and any security received in exchange or substitution of such stock.

          (o)   "Transfer" means a sale, exchange, assignment, pledge, grant of a security interest, or other disposition (whether voluntary, involuntary or by operation of law).

        2. Share Transfer Restrictions. No Investor will directly or indirectly Transfer or agree to Transfer any Class A Shares except (a) by a Transfer of Class A Shares to LMI for purposes of converting such Class A Shares to LBTYA Shares in accordance with Section 3 below, (b) with the prior written consent of LMI, (c) (i) to a trust or similar arrangement established primarily for the benefit of such Investor or such Investor's immediate family members, (ii) to the spouse and lineal descendants of such Investor (including an executor, administrator or personal representative of a deceased Investor for the benefit of such Person), or (iii) to a Person that is Controlled by the transferring Investor and that continues to be Controlled by the transferring Investor at all times while it owns any Class A Shares, so long as any such Transfer does not subject LMI or the Corporation to any additional legal requirements or restrictions or to any liability or obligation, or (d) to LMI or the Corporation as provided in Section 4 below.

        3. Conversion of Class A Shares. LMI and each Investor will have the right to require conversion of Class A Shares into LBTYA Shares in accordance with the following provisions:

          (a)   LMI Conversion Right. LMI will have the right, exercisable at any time, by delivery of a Conversion Notice to an Investor, to require the conversion of all or any part of the Class A Shares held by such Investor into a number of LBTYA Shares having a Fair Market Value equivalent to the Fair Market Value of the number of Class A Shares being converted. If LMI exercises its right under this Section 3(a) to require the conversion of Class A Shares held by an Investor, LMI will use commercially reasonable efforts to cause such conversion to be accomplished without the imposition of tax liability on the Investor whose Class A Shares are converted.

          (b)   Investor Conversion Right. Beginning on the fifth anniversary of the Effective Date, each Investor will have the right, exercisable by delivery of a Conversion Notice to LMI, to require the conversion of all of the Class A Shares held by such Investor into a number of LBTYA Shares having a Fair Market Value equivalent to the Fair Market Value of the number of Class A Shares being converted.

          (c)   Conversion Notice Date. The date on which any Conversion Notice pursuant to Section 3(a) or (b) is delivered is the "Conversion Notice Date."

          (d)   Fair Market Value of LBTYA Shares. For purposes of this Section 3, the Fair Market Value of an LBTYA Share will be equal to the last reported sales price of an LBTYA Share on the last trading day immediately preceding the Conversion Notice Date, as reported by the principal U. S. securities exchange on which LBTYA Shares are traded or, if LBTYA Shares are then traded in the over-the-counter market, as reported by Nasdaq Stock Market or any recognized successor organization.

          (e)   Fair Market Value of Class A Shares. For purposes of this Section 3, the Fair Market Value of Class A Shares being converted pursuant to this Section 3 ("Converted Shares") will be determined by agreement between LMI and the Investor whose Class A Shares are being converted. If LMI and such Investor cannot agree on the Fair Market Value of the Converted Shares within thirty (30) days following the Conversion Notice Date, the Fair Market Value of the Converted Shares will be determined by a qualified independent appraiser jointly appointed by LMI and the Investor or, if they are unable to agree on an appraiser within thirty-five (35) days following the Conversion Notice Date, each of LMI and the Investor will appoint a qualified independent appraiser to determine the Fair Market Value of the Converted Shares as of the Conversion Notice Date. If the Fair Market Value of the Converted Shares as determined by the appraisal indicating the lower value is at least 90% of the Fair Market Value of the Converted Shares as determined by the appraisal indicating the higher value, the Fair Market Value of the Converted Shares will be deemed to be the average of the two values. If the Fair Market Value of the Converted Shares as determined by the appraisal indicating the lower value is less than 90% of the Fair Market Value of the Converted Shares as determined by the appraisal indicating the higher value, the two appraisers performing such valuations will appoint a third appraiser, whose determination of Fair Market Value will control. LMI will bear the cost of any appraiser appointed by it. The Investor will bear the cost of any appraiser appointed by the Investor. Each of LMI and the Investor will bear one-half of the cost of any appraiser appointed jointly by LMI and the Investor or by the appraisers appointed respectively by LMI and the Investor. Notwithstanding the foregoing, if a determination of Fair Market Value of Converted Shares has been made by independent appraisal under this Section 3(e) within thirty (30) days preceding the Conversion Notice Date, then the result of such appraisal process will determine the Fair Market Value of Converted Shares if LMI and the Investor are unable to agree on Fair Market Value within thirty (30) days following the Conversion Notice Date.

          (f)    Representations of Investors Upon Conversion. Immediately prior to any conversion of such Investor's Class A Shares to LBTYA Shares and as a condition to such conversion, the applicable Investor will provide to LMI such written representations, warranties and opinions of counsel as are reasonably deemed necessary by LMI to establish compliance with applicable securities laws and regulations.

          (g)   Delivery of Shares. LMI will deliver LBTYA Shares to the Investor, and the Investor will deliver Class A Shares to LMI at a time and place mutually agreeable to Investor and LMI, provided however, if LMI and Investor are unable to agree as to such time and place, the closing will occur at the offices of LMI on the later of (i) ten (10) Business Days following the Conversion Notice Date or, if a determination of the Fair Market Value of the Class A Shares is necessary pursuant to this Section 3, ten (10) Business Days following the completion of such determination.

        4. Repurchase of Class A Shares or LBTYA Shares.

          (a)   Repurchase Right. Upon the termination of an Investor's employment with (or, in the case of Nishimura, termination of his provision of consulting services to) his or her Employing Group (i) by the Employing Group for any reason or (ii) by the Investor for any reason on or prior to the fifth anniversary of the Effective Date (the date of such termination being referred to as the "Termination Date"), the Corporation will have the right (but not the obligation) to purchase from the Investor the following number of Class A Shares ("Non-Vested Shares"):

Investor	Non-Vested Shares
Bennett	45
Curtis	80
Hollis	50
Nishimura	25

        As to each Investor, the number of Non-Vested Shares equals 25% of the Class A Shares held by such Investor on the Effective Date. Notwithstanding the foregoing, if, as of the Termination Date, the Investor holds any LBTYA Shares that were issued in exchange for Converted Shares and the number of Class A Shares held by such Investor is less than the number of Non-Vested Shares of such Investor (the amount of such deficiency being referred to herein as the "Shortfall Number"), then LMI will have the right (but not the obligation) to purchase from the Investor the number of LBTYA Shares that were issued in exchange for a number of Class A Shares equal to the Shortfall Number. With respect to the repurchase of LBYTA Shares pursuant to this Section 4(a), the number of LBYTA Shares that were issued in exchange for a Class A Share will be treated as one Non-Vested Share for all purposes of this Section 4(a).

        The Corporation or LMI, as the case may be, may exercise the repurchase right provided under this Section 4(a) by delivering a notice ("Exercise Notice") to the Investor within ninety (90) days after the Termination Date. The purchase price for such Non-Vested Shares will be an amount equal to the sum of (x) $1,000 multiplied by the number of Non-Vested Shares so purchased (the "Base Amount"), adjusted as provided in Section 4(b) below, plus (y) 6% per annum from the Effective Date to the Termination Date (compounded annually) on the Base Amount. If LMI and/or the Corporation does not deliver an Exercise Notice under this Section 4(a) within the time permitted, LMI and/or the Corporation, as applicable, will be deemed to have elected not to exercise its repurchase right under this Section 4(a). If LMI and/or the Corporation elects to exercise its repurchase right under this Section 4(a), the Investor will be obligated to Transfer to LMI or the Corporation, as applicable, free and clear of any lien, claim or encumbrance, such Non-Vested Shares as to which the repurchase right has been exercised against payment of the purchase price therefor. The closing of any purchase and sale pursuant to this Section 4 will occur at the offices of LMI on a Business Day and at a time selected by LMI or the Corporation that is not earlier than ten (10) nor later than fifteen (15) days following the delivery of the Exercise Notice to the Investor by LMI and/or the Corporation, unless the parties otherwise agree.

          (b)   Adjustment. Each of the number of Class A Shares and the number of LBTYA Shares used in determining the number of Non-Vested Shares held by an Investor and the $1,000 figure used in computing the Base Amount under Section 4(a) above will be appropriately adjusted to reflect any stock dividend, stock split, reverse stock split, merger, consolidation, recapitalization, reclassification or other similar transaction affecting the Class A Shares or the LBTYA Shares, as applicable.

        5. Death; Permanent Disability. Notwithstanding any other provision of this Agreement, if an Investor dies or becomes Permanently Disabled, all Class A Shares owned by such Investor immediately will become convertible into LBTYA Shares at the election of such Investor or, in the case of a deceased Investor, by his or her personal representative, and none of such Class A Shares or LBTYA Shares will be Non-Vested Shares for purposes of Section 4. For purposes of this Section 5, an Investor will be considered Permanently Disabled if he or she has been unable to substantially fulfill his or her employment or consulting duties with his or her Employing Group on a continuous basis for a period of 180 days, as evidenced by certificates executed and delivered to the Corporation by two medical doctors licensed to practice medicine in the state in which the Permanently Disabled Investor resides.

        6. Additional Funding. If the Corporation is or becomes obligated to contribute additional capital to Jupiter Telecommunications Co., Ltd., LMINT LLC covenants and agrees that it will make available to the Corporation up to $10,000,000 to make such additional contribution. At the election of LMINT LLC, such funds will be provided to the Corporation through (a) a contribution in exchange for the issuance of additional Preferred Shares, (b) a loan to the Corporation, which loan will be evidenced by a promissory note bearing a market rate of interest and having a term not in excess of three years, or (c) some combination of the foregoing. The parties agree that, as of the date of this Agreement, LMINT LLC will be deemed to have contributed to the Corporation $3,043,199 of such $10,000,000 amount, being the total of the amounts, $3,041,475 and $1,724, contributed in May, 2000 and September, 2000, respectively, by LMC as LMINT LLC's predecessor-in-interest.

        7. Endorsements on Stock Certificates.

          (a)   Class A Shares. All certificates representing the Class A Shares will be endorsed with the following legends:

    "THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT AMONG THE CORPORATION AND ITS STOCKHOLDERS DATED MAY 21, 2004 (THE "AGREEMENT"), WHICH AGREEMENT, AMONG OTHER THINGS, CONTAINS RESTRICTIONS ON TRANSFER AND CERTAIN REPURCHASE RIGHTS WITH RESPECT TO SUCH STOCK. A COPY OF THE AGREEMENT IS ON FILE WITH THE CORPORATION, AND ANY ATTEMPTED TRANSFER OR PLEDGE IN VIOLATION OF THE TERMS OF SUCH AGREEMENT IS NULL AND VOID. SUCH AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION DURING NORMAL BUSINESS HOURS.

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN PURCHASED FOR INVESTMENT PURPOSES. THEY MAY NOT BE OFFERED OR SOLD UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF ARE AVAILABLE FOR THE TRANSACTION, AS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE."

        Each Investor agrees that, upon signing this Agreement, he or she will surrender to the Corporation any certificates such Investor holds representing Class A Shares for the purpose of reissuing such certificates with the above legend affixed.

          (b)   LBTYA Shares. All certificates representing LBTYA Shares into which any Class A Shares are converted will be endorsed with the following legend:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE AND HAVE BEEN PURCHASED FOR INVESTMENT PURPOSES. THEY MAY NOT BE OFFERED OR SOLD UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR UNLESS EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF ARE AVAILABLE FOR THE TRANSACTION, AS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE."

        8. Miscellaneous.

          (a)   Notices. All notices and other communications given hereunder shall be in writing and shall be addressed as follows:

        If to LMI:

    Liberty Media International, Inc.
    12300 Liberty Boulevard
    Englewood, CO 80112
    Attn: Elizabeth M. Markowski, Esq.
    Telecopy: 720-875-5858

        If to LMINT LLC:

    Liberty Media International Holdings, LLC
    12300 Liberty Boulevard
    Englewood, CO 80112
    Attn: Elizabeth M. Markowski, Esq.
    Telecopy: 720-875-5858

        If to the Corporation:

    Liberty Jupiter, Inc.
    12300 Liberty Boulevard
    Englewood, CO 80112
    Attn: Elizabeth M. Markowski, Esq.
    Telecopy: 720-875-5382

  If to an Investor, at the address specified for such Investor on Schedule 8(a) of this Agreement

        Any notice given in accordance with this Section 8(a) will be deemed to have been given (a) on the date of receipt if personally delivered, (b) five (5) days after being sent by U.S. mail, postage prepaid, (c) the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, (d) one (1) Business Day after receipt, if sent by confirmed facsimile or telecopier transmission or (e) one (1) Business Day after having been sent by a nationally recognized overnight courier service, provided that any notice of a change of notice address by any party will be deemed given as to any other party only upon actual receipt by such other party. In computing time periods, the day of the notice will be included.

          (b)   Binding Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be modified except by a writing executed by all parties hereto, and no waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the party against whom such waiver is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

          (c)   Governing Law. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of Colorado. Each party hereby irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement, and irrevocably waives any objection to jurisdiction such Investor may have based on inconvenience of the forum.

          (d)   Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of this Agreement.

          (e)   Interpretation; Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be a part of this Agreement or to affect its interpretation. Whenever the context may require, any pronouns used herein will include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns will include the plural and vice versa.

          (f)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

        9. Substitution of Party. The parties to this Agreement, including LMC, agree that LMI is hereby substituted for LMC as a party for all purposes under this Agreement and that LMC is relinquishing all of its rights, and is being relieved of all of its obligations, under the Original Agreement.

* * * * *

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands, by and through their duly authorized signatories, as of the day and year first above written.

LIBERTY MEDIA INTERNATIONAL, INC.
By:	/s/ ELIZABETH M. MARKOWSKI Elizabeth M. Markowski Senior Vice President
LIBERTY MEDIA INTERNATIONAL HOLDINGS, LLC
By:	/s/ ELIZABETH M. MARKOWSKI Elizabeth M. Markowski Senior Vice President
/s/ ROBERT R. BENNETT Robert R. Bennett
/s/ MIRANDA CURTIS Miranda Curtis
/s/ GRAHAM HOLLIS Graham Hollis
/s/ YASUSHIGE NISHIMURA Yasushige Nishimura
LIBERTY JUPITER, INC.
By:	/s/ ELIZABETH M. MARKOWSKI Elizabeth M. Markowski Senior Vice President

        Solely for purposes of Section 9 hereof:

LIBERTY MEDIA CORPORATION
By:	/s/ ELIZABETH M. MARKOWSKI Elizabeth M. Markowski Senior Vice President

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LIBERTY JUPITER, INC. AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT